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                                                       EXHIBIT NO. EX-99.g.1.vii

                        DIMENSIONAL INVESTMENT GROUP INC.

                               CUSTODIAN AGREEMENT
                              ADDENDUM NUMBER SEVEN

     THIS ADDENDUM is made as of the_______day of March, 2001, by and between DIMENSIONAL INVESTMENT GROUP INC., formerly known as the "DFA U.S. Large Cap Portfolio, Inc.," a Maryland corporation (the "Fund"), and PFPC TRUST COMPANY, formerly known as "Provident National Bank" ("PFPC Trust").

                              W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

     WHEREAS, the Fund has retained PFPC Trust to provide certain custodian services pursuant to a Custodian Agreement dated July 12, 1991, as amended (the "Agreement"), which, as of the date hereof, is in full force and effect; and

     WHEREAS, Paragraph 1 of the Agreement provides that PFPC Trust shall provide such services to any portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC Trust and the Fund; and

     WHEREAS, PFPC Trust presently provides custodian services to the portfolio of the Fund designated as the AAM/DFA Two-Year Corporate Fixed Income Portfolio, which portfolio shall be renamed the AAM/DFA Two-Year Fixed Income Portfolio, and which is listed on Schedule A attached hereto; and

     WHEREAS, Paragraph 28 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereby agree that:

     1. The Agreement is amended to provide that those portfolios set forth on "Schedule A, Portfolios of Dimensional Investment Group Inc., Amended and Restated March 31, 2002," which is attached hereto, shall be "Portfolios" under the Agreement.

     2. The fee schedules of PFPC Trust applicable to the Portfolios shall be as agreed to in writing, from time to time by the Fund and PFPC Trust.

     3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

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     4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5. The effective date of this Addendum shall be March 31, 2002.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Seven to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                          DIMENSIONAL INVESTMENT GROUP INC.

                          By: _______________________
                              Catherine L. Newell
                              Vice President and Secretary

                          PFPC TRUST COMPANY

                          By: ________________________
                              Joseph Gramlich
                              Chairman


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                                                            AMENDED AND RESTATED
                                                                  MARCH 31, 2002


                                   SCHEDULE A

                                  PORTFOLIOS OF
                        DIMENSIONAL INVESTMENT GROUP INC.

              THE DFA U.S. SMALL CAP INSTITUTIONAL PORTFOLIO (4/93)
                    U.S. LARGE CAP VALUE PORTFOLIO II (7/94)
                    U.S. SMALL CAP VALUE PORTFOLIO II (7/94)
                  THE DFA INTERNATIONAL VALUE PORTFOLIO (12/93)
                   DFA INTERNATIONAL VALUE PORTFOLIO II (7/94)
                  DFA INTERNATIONAL VALUE PORTFOLIO III (12/94)
                   U.S. LARGE CAP VALUE PORTFOLIO III (12/94)
                AAM/DFA U.S. HIGH BOOK TO MARKET PORTFOLIO (3/96)
                 AAM/DFA TWO-YEAR FIXED INCOME PORTFOLIO (3/96)
                  AAM/DFA TWO-YEAR GOVERNMENT PORTFOLIO (3/96)
                      EMERGING MARKETS PORTFOLIO II (8/97)
                   DFA INTERNATIONAL VALUE PORTFOLIO IV (8/97)
             TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO II (12/98)
             U.S. LARGE COMPANY INSTITUTIONAL INDEX PORTFOLIO (9/99)
                        U.S. SMALL CAP PORTFOLIO K (6/00)
                     U.S. LARGE CAP VALUE PORTFOLIO K (6/00)
                     U.S. SMALL XM VALUE PORTFOLIO K (6/00)
                      U.S. LARGE COMPANY PORTFOLIO K (6/00)
                   DFA INTERNATIONAL VALUE PORTFOLIO K (6/00)
                       EMERGING MARKETS PORTFOLIO K (6/00)
                  DFA ONE-YEAR FIXED INCOME PORTFOLIO K (6/00)
               DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO K (6/00)


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